EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
•Third Quarter 2023 Total Revenues of $271M, above the prior guidance range
•Third Quarter 2023 Pre-Tax Loss of $(266)M and Adjusted EBITDA(2) of $20M
•Updates FY 2023 guidance
GAITHERSBURG, Md., November 8, 2023—Emergent BioSolutions Inc. (NYSE: EBS) today reported selected financial results for the third quarter ended September 30, 2023. The selected financial results reported include limited third quarter and year-to-date results, as well as selected balance sheet and cash flow information. As part of our quarterly review process, the Company determined that its state deferred tax liability was overstated as of December 31, 2022, resulting in an understatement of the income tax benefits reflected on the Company’s income statement. While these non-cash items do not have any impact on the Company’s liquidity, cash flow, historical management compensation or covenant compliance, we have concluded that it is appropriate to delay the disclosure of full third quarter and year-to-date earnings information and the filing of our Quarterly Report on Form 10-Q for the period ended September 30, 2023 while we work to correct our prior period financial statements. We expect to complete this work in the near future.
"As we work diligently toward filing our Form 10-Q, Emergent continues to strengthen its financial position and streamline operations, which remains critical to the company’s strategy to return to growth and preserve its unique capabilities to help protect and enhance life,” said interim Chief Executive Officer Haywood Miller. “We are proud of the progress we are making across our core products business, including the recent over-the-counter launch of NARCAN® Nasal Spray, which expands access and awareness to help save more lives impacted by the devastating opioid crisis. As we look ahead, we plan to continue protecting against public health threats for years to come.”
FINANCIAL HIGHLIGHTS (1)
Quarter to Date (“QTD”) Q3 2023

($ in millions)	Q3 2023
Total Revenues	$270.5
Loss before income taxes	$(265.9)
Adjusted EBITDA (2)	$19.8
Gross Margin %	33%
Adjusted Gross Margin % (2)	38%
Year to Date (“YTD”) 2023

($ in millions)	YTD 2023
Total Revenues	$773.5
Loss before income taxes	$(677.0)
Adjusted EBITDA (2)	$(26.0)
Gross Margin %	31%
Adjusted Gross Margin % (2)	33%
SELECT Q3 2023 AND OTHER RECENT BUSINESS UPDATES
•Announced U.S. Food and Drug Administration (“FDA”) approval of CYFENDUSTM (Anthrax Vaccine Adsorbed, Adjuvanted), previously known as AV7909, a two-dose anthrax vaccine for post-exposure prophylaxis use
•Awarded a 10-year contract by the Biomedical Advanced Research and Development Authority (“BARDA”) for advanced development, manufacturing scale-up, and procurement of EbangaTM (ansuvimab-zykl) product, a treatment for Ebola

•Launched NARCAN® Nasal Spray Over-The-Counter (“NARCAN® OTC”), broadening our customer base and sales channels to retail pharmacies and digital commerce websites as well as through physician-directed or standing order prescriptions at retail pharmacies, health departments, local law enforcement agencies, community-based organizations, substance abuse centers and other federal agencies
•The FDA closed out its inspection of the Company’s Camden facility and issued a “close-out letter” of its Warning Letter issued in August 2022
•Continued progress on strengthening our fundamentals with key focus on our NARCAN® Nasal Spray and Medical Countermeasure (“MCM”) products
Q3 2023 FINANCIAL PERFORMANCE (1)
Revenues
Beginning in 2023, the Company revised the categories used in discussing product/service level revenues. The new categories are:
•Anthrax MCM — comprises potential contributions from CYFENDUSTM , previously known as AV7909, BioThrax®, Anthrasil® and Raxibacumab
•NARCAN® Nasal Spray — comprises contributions from NARCAN® Nasal Spray
•Smallpox MCM — comprises potential contributions from ACAM2000®, VIGIV and Tembexa®
•Other Products — comprises potential contributions from BAT®, RSDL® and Trobigard®, as well as Vaxchora and Vivotif, which we sold to Bavarian Nordic as part of our travel health business.
•Contract development and manufacturing (“CDMO”) — comprises service and lease revenues from the contract development and manufacturing business

($ in millions)	Q3 2023
Product sales, net (3):
Anthrax MCM	$32.9
NARCAN® Nasal Spray	142.1
Smallpox MCM	24.7
Other Products	50.1
Total product sales, net	$249.8
CDMO Revenues:
Services	$13.2
Leases	1.0
Total CDMO Revenues	$14.2
Contracts and grants	$6.5
Total revenues	$270.5

Operating Expenses

($ in millions)	Q3 2023
Cost of product sales, net	$132.5
Cost of CDMO	44.3
Goodwill impairment	218.2
Research and development (“R&D”)	15.3
Selling, general and administrative (“SG&A”)	86.0
Amortization of intangible assets	16.3
Total operating expenses	$512.6

Restructuring Expenses
During Q3 2023, the Company incurred restructuring expense in connection with an organizational restructuring plan (the “August 2023 Plan”) announced on August 8, 2023. The Company incurred approximately $20.5 million in charges in connection with the August 2023 Plan during Q3 2023. These charges consisted primarily of charges related to severance payments, transition services, and employee benefits. All activities related to the August 2023 Plan were substantially completed during the third quarter of 2023. Also during Q3 2023, the Company made a $(0.2) million adjustment to the incurred charges in connection with the organizational restructuring plan announced on January 9, 2023. Restructuring costs are recognized as an operating expense within the Condensed Consolidated Statement of Operations and are classified based on the Company’s classification policy for each category of operating expense.
ADDITIONAL FINANCIAL INFORMATION (1)
Capital Expenditures

($ in millions)	Q3 2023
Capital expenditures	$12.6
Capital expenditures as a % of total revenues	5%

Segment Information
The Company manages the business with a focus on two reportable segments: the Products segment, which includes the Anthrax MCM products, NARCAN® Nasal Spray, Smallpox MCM products and Other products; and the Services segment, which consists of CDMO services. The Company evaluates the performance of these reportable segments based on revenue and Adjusted Gross Margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products	Services
	Quarter Ended September 30,	Quarter Ended September 30,
	2023	2023
Revenues	$249.8	$14.2

Cost of sales	$132.5	$44.3
Less: Changes in fair value of contingent consideration	(1.1)	—
Less: Restructuring costs	5.0	8.1
Adjusted cost of sales **	$128.6	$36.2

Gross margin ***	$117.3	$(30.1)
Gross margin % ***	47%	(212)%

Adjusted gross margin ****	$121.2	$(22.0)
Adjusted gross margin % ****	49%	(155)%

** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less restructuring costs, and other special items and non-cash items related to changes in fair value of contingent consideration and inventory step-up provision. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues. See “Reconciliation of Non-GAAP Measures” for the reconciliation of these non-GAAP measures to the most closely related GAAP financial measures.

($ in millions)	Products	Services
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2023	2023
Revenues	$695.4	$58.5

Cost of sales	$369.2	$152.2
Less: Changes in fair value of contingent consideration	(0.4)	—
Less: Inventory step-up provision	1.9	—
Less: Restructuring costs	7.0	8.1
Adjusted cost of sales **	$360.7	$144.1

Gross margin ***	$326.2	$(93.7)
Gross margin % ***	47%	(160)%

Adjusted gross margin ****	$334.7	$(85.6)
Adjusted gross margin % ****	48%	(146)%

** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less restructuring costs, and other special items and non-cash items related to changes in fair value of contingent consideration and inventory step-up provision. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues. See “Reconciliation of Non-GAAP Measures” for the reconciliation of these non-GAAP measures to the most closely related GAAP financial measures.

2023 FINANCIAL FORECAST
The Company provides the following updated financial forecast for the full year 2023, in both instances reflecting management's expectations based on the most current information available and taking into account the actual performance in Q1, Q2 and Q3 2023.
Full Year 2023

($ in millions) METRIC	Updated Range (as of 11/08/23)	Action	Previous Range (as of 8/08/23)
Total Revenues	$1,000 - $1,100	UNCHANGED	$1,000 - $1,100
Loss before income taxes	$(726)-$(626)	NEW
Adjusted EBITDA (2)	$(25) - $75	REVISED	$50 - $100
Adjusted Gross Margin % (2)	32% - 38%	REVISED	36% - 39%

Product/Service Level Revenue
Anthrax MCM	$145 - $215	REVISED	$200 - $220
NARCAN® Nasal Spray	$480 - $490	REVISED	$425 - $445
Smallpox MCM	$180 - $185	REVISED	$180 - $200
Other Products	$100 - $110	REVISED	$100 - $120
CDMO	$70 - $75	REVISED	$60 - $80
The updated 2023 financial forecast as of November 8, 2023 reflects the following key considerations.
•Total Revenues — Consistent with prior guidance, due to ongoing strength in NARCAN® Nasal Spray, offset by potential procurement timing for CYFENDUSTM in the near term.

•Anthrax MCM — Revised, reflecting delivery timing for short-term CYFENDUSTM volume following FDA-approval as procurement transitions from BARDA to the Strategic National Stockpile.
•NARCAN® Nasal Spray — Revised, reflecting continued robust demand from the U.S. public interest channel, Canada, and launch of NARCAN® OTC.
•Smallpox MCM — Revised, reflecting delivery of ACAM2000® and guidance on procurement of VIGIV and Tembexa®
•Other Products — Revised, reflecting reduced expectations for RSDL®.
•CDMO — Revised, reflecting expectations for remainder of the year within prior guidance range.
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Reconciliation of Non-GAAP Measures” and the "Reconciliation of Loss before income taxes to Adjusted EBITDA" and "Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin %" tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION [OPEN]
Company management will host a conference call at 5:00 pm eastern time today, November 8, 2023, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advance registration is required.
Visit https://register.vevent.com/register/BIc94fd6cf2c104ae9a17e49a183e9a781 to register and receive an email with the dial-in number, passcode and registrant ID.
By webcast
Visit https://edge.media-server.com/mmc/p/bqhs3ww3.
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted EBITDA, Adjusted Gross Margin, Adjusted Gross Margin %, Adjusted Revenues, Adjusted Cost of Sales and Adjusted Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Loss before Income Taxes to Adjusted EBITDA,” “Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin %,” and “Reconciliation of Research and Development Expenses to Adjusted Research and Development Expenses” included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our MCM products, including CYFENDUSTM (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), BioThrax® (Anthrax Vaccine Adsorbed), ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), among others, as well as contracts related to development of medical countermeasures; the availability of government funding for our other commercialized products, including EbangaTM (ansuvimab-zykl), BAT® (Botulism Antitoxin Heptavalent) and RSDL® (Reactive Skin Decontamination Lotion Kit); our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and acceptance of over-the-counter NARCAN® (naloxone HCl) Nasal Spray; the impact of the generic marketplace on NARCAN® (naloxone HCI) Nasal Spray and future NARCAN® sales; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the timing of our ability to correct our prior period financial statements and file our Quarterly Report on Form 10-Q for the period ended September 30, 2023; our ability to provide CDMO services for the development and/or manufacture of product and/or product candidates of our customers at required levels and on required timelines; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; our ability to collect reimbursement for raw materials and payment of services fees from our CDMO customers; the results of pending stockholder litigation and government investigations and their potential impact on our business; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the amended and restated credit agreement relating to such facilities, and our 3.875% Senior Unsecured Notes due 2028; our ability to resolve the going concern qualification in our consolidated financial statements and otherwise successfully manage our liquidity in order to continue as a going concern; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside of the United States; our ability to realize the expected benefits of the sale of our travel health business to Bavarian Nordic; the impact of the organizational changes we announced in January 2023 and August 2023; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the impact of cyber security incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.
Trademarks
Emergent®, CYFENDUS™ (Anthrax vaccine adsorbed), BioThrax® (Anthrax Vaccine Adsorbed), RSDL® (Reactive Skin Decontamination Lotion Kit), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F and G)-(Equine)), Anthrasil® (Anthrax Immune Globulin Intravenous (Human)), VIGIV (Vaccinia Immune Globulin Intravenous (Human)), Trobigard® (atropine sulfate, obidoxime chloride), ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), NARCAN® (naloxone HCI) Nasal Spray, TEMBEXA® (brincidofovir) and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries.EBANGA™ is a trademark of Ridgeback Biotherapeutics L.P. All other brands, products, services and feature names or trademarks are the property of their respective owners.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023
Revenues:
Product sales, net	$249.8	$695.4
Contract development and manufacturing (“CDMO”):
Services	13.2	53.0
Leases	1.0	5.5
Total CDMO revenues	14.2	58.5
Contracts and grants	6.5	19.6
Total revenues	270.5	773.5

Operating expenses:
Cost of product sales	132.5	369.2
Cost of CDMO	44.3	152.2
Goodwill impairment	218.2	218.2
Impairment of long-lived assets	—	306.7
Research and development	15.3	82.0
Selling, general and administrative	86.0	278.7
Amortization of intangible assets	16.3	49.4
Total operating expenses	512.6	1,456.4

Loss from operations	(242.1)	(682.9)

Other income (expense):
Interest expense	(19.7)	(66.2)
Gain on sale of business	(0.7)	74.2
Other, net	(3.4)	(2.1)
Total other income (expense), net	(23.8)	5.9

Loss before income taxes	(265.9)	(677.0)

Balance Sheet and Cash Flow Metrics

($ in millions)	As of September 30,
2023
Balance Sheet:
Cash	$87.8
Accounts receivable, net	216.5
Inventories, net	354.1
Total debt[1]	866.3
Net debt[2]	778.5

($ in millions)	Nine Months Ended September 30, 2023
Cash Flow:
Net cash used in operating activities	$(238.4)
Net cash provided by investing activities	223.7
Capital expenditures	40.2
Net cash used in financing activities	(540.4)

1. Debt amount indicated on the Company’s balance sheet is net of unamortized debt issuance costs of $4.5 million.
2. Net debt is calculated as Total debt minus Cash.
Reconciliation of Loss before Income Taxes to Adjusted EBITDA (1)

($ in millions)	Three Months Ended September 30,
2023
Loss before income taxes	$(265.9)
Adjustments:
Depreciation & amortization	$27.9
Total interest expense, net	19.4
Impairments	218.2
Changes in fair value of contingent consideration	(1.1)
Severance and restructuring costs	20.6
Gain on sale of business	0.7
Total adjustments	$285.7
Adjusted EBITDA	$19.8

($ in millions)	Nine Months Ended September 30,
2023
Loss before income taxes	$(677.0)
Adjustments:
Depreciation & amortization	$95.5
Total interest expense, net	59.9
Impairments	524.9
Inventory step-up provision	1.9
Changes in fair value of contingent consideration	(0.4)
Severance and restructuring costs	34.5
Exit and disposal costs	6.1
Acquisition and divestiture costs	2.8
Gain on sale of business	(74.2)
Total adjustments	$651.0
Adjusted EBITDA	$(26.0)

($ in millions)	2023 Revised Full Year Forecast
Loss before income taxes	$(726) - $(626)
Adjustments:
Depreciation & amortization	$122
Total interest expense, net	81
Impairments	525
Inventory step-up provision	2
Severance and restructuring costs	34
All other	(63)
Total adjustments	$701
Adjusted EBITDA	$(25) - $75

Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin % (1)

($ in millions)	Three Months Ended September 30,
2023
Total revenues	$270.5
Contract and grants revenues	(6.5)
Adjusted Revenues	$264.0

Cost of product sales	$132.5
Cost of contract development and manufacturing	44.3
Total cost of sales	$176.8
Less: Changes in fair value of contingent consideration	(1.1)
Less: Restructuring costs	13.1
Adjusted Cost of Sales	$164.8

Gross margin (adjusted revenues minus total cost of sales)	$87.2
Gross margin % (gross margin divided by Adjusted Revenues)	33%

Adjusted Gross Margin (Adjusted Revenues minus Adjusted Cost of Sales)	$99.2
Adjusted Gross Margin % (Adjusted Gross Margin divided by Adjusted Revenues)	38%

($ in millions)	Nine Months Ended September 30,
2023
Total revenues	$773.5
Contract and grants revenues	(19.6)
Adjusted Revenues	$753.9

Cost of product sales	$369.2
Cost of CDMO	152.2
Total cost of sales	$521.4
Less: Changes in fair value of contingent consideration	(0.4)
Less: Inventory step-up provision	1.9
Less: Restructuring costs	15.1
Adjusted Cost of Sales	$504.8

Gross margin (Adjusted Revenues minus total cost of sales)	$232.5
Gross margin % (gross margin divided by Adjusted Revenues)	31%

Adjusted Gross Margin (Adjusted Revenues minus Adjusted Cost of Sales)	$249.1
Adjusted Gross Margin % (Adjusted Gross Margin divided by Adjusted Revenues)	33%

($ in millions)	2023 Revised Full Year Forecast
Total Revenues	$1,000 - $1,100
Contracts and Grants Revenues	($25)
Adjusted Revenues	$975 - $1,075

Total cost of sales	$680 - $685
Changes in fair value of contingent consideration and restructuring	($20)
Adjusted cost of sales	$660 - $665

Gross margin (Adjusted Revenues minus total cost of sales)	$295 - $390
Gross margin % (gross margin divided by Adjusted Revenues)	30% - 36%

Adjusted Gross Margin (Adjusted Revenues minus Adjusted Cost of Sales)	$315 - $410
Adjusted Gross Margin % (Adjusted Gross Margin divided by Adjusted Revenues)	32% - 38%
Reconciliation of R&D Expenses and Adjusted R&D Expenses (1)

($ in millions)	Three Months Ended September 30,
2023
R&D expenses	$15.3
Adjustments:
Contracts and grants revenue	$(6.5)
Adjusted R&D expenses	$8.8
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$264.0
Adjusted R&D as % of Adjusted Revenue	3%

($ in millions)	Nine Months Ended September 30,
2023
R&D expenses	$82.0
Adjustments:
Contracts and grants revenue	$(19.6)
Adjusted R&D expenses	$62.4
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$753.9
Adjusted R&D as % of Adjusted Revenue	8%